Exhibit 99.1

XPO Announces Amendments to the Offer to Purchase and Removal of the Consent Solicitation in Connection with Previously Announced Cash Tender Offer

November 2, 2022

GREENWICH, Conn. , Nov. 02, 2022 (GLOBE NEWSWIRE) -- XPO Logistics, Inc. (NYSE: XPO) today announced amendments to its previously announced (i) tender offer (as amended hereby, the “Tender Offer”) to purchase for cash any and all of its outstanding 6.250% Senior Notes due 2025 (the “Notes”) and (ii) Consent Solicitation (as defined in the Offer to Purchase referred to below), in each case as set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated October 19, 2022 (as amended hereby, the “Offer to Purchase”).

XPO is hereby amending the Offer to Purchase to (1) increase each of the Total Consideration and the Tender Offer Consideration (each as defined in the Offer to Purchase) per $1,000.00 principal amount of Notes tendered and accepted for purchase pursuant to the Offer to Purchase to $1,022.50, which increase applies to all Notes (including previously tendered Notes) that have been, or will be, tendered (and not validly withdrawn) and accepted for purchase on or prior to 5:00 p.m., New York City time, on November 17, 2022, unless extended or earlier terminated by the company (the “Expiration Time”) (and, accordingly, to eliminate the Early Tender Premium (as defined in the Offer to Purchase)), (2) extend the Withdrawal Deadline (as defined in the Offer to Purchase) with respect to all Holders of Notes (including those who previously tendered Notes) to 5:00 p.m., New York City time, on November 17, 2022, to coincide with the Expiration Time, and (3) eliminate the Early Settlement Date (as defined in the Offer to Purchase), such that all Notes (including previously tendered Notes) that have been, or will be, tendered (and not validly withdrawn) and accepted for purchase on or prior to the Expiration Time will be settled on the Final Settlement Date (as defined in the Offer to Purchase).

In addition, the Tender Offer is hereby amended to eliminate the solicitation of the Consents (as defined in the Offer to Purchase) for the Proposed Amendments (as defined in the Offer to Purchase).

No further action is required to be taken by Holders who have already validly tendered and not validly withdrawn their Notes in order to receive the increased Total Consideration on the Final Settlement Date.

Except as described herein, other terms of the previously announced Tender Offer remain unchanged. Holders of Notes should read carefully and in its entirety the Offer to Purchase before deciding whether to tender or withdraw their Notes, as applicable. The Tender Offer is not conditioned on any minimum amount of Notes being tendered.

Registered holders (each, a “Holder” and, collectively, the “Holders”) of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer (and not validly revoked) will receive accrued and unpaid interest on such Notes from the last date on which interest has been paid to, but excluding, the Final Settlement Date.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Citigroup Global Markets, Inc. is the lead dealer manager (the “Lead Dealer Manager”) in the Tender Offer. Morgan Stanley & Co. LLC is the co-dealer manager in the Tender Offer (the “Co-Dealer Manager,” and each of the Lead Dealer Manager and the Co-Dealer Manager, a “Dealer Manager”). Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer. Questions regarding the Tender Offer should be directed to the Lead Dealer Manager at (800) 558-3745 (toll-free), Liability Management Group Desk: (212) 723-6106 or at ny.liabilitymanagement@citi.com. Requests for copies of the Offer to Purchase and other related materials should be directed to the Tender and Information Agent at (855) 654-2015 (toll-free), (212) 430-3774 (collect) or at contact@gbsc-usa.com.

None of the company, its board of directors, any Dealer Manager, the Tender and Information Agent, the Trustee under the indenture governing the Notes, the Depository Trust Company or any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes, and none of the company or any of its affiliates has authorized any person to make any such recommendation. The Tender Offer is made only by the Offer to Purchase. The Tender Offer is not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Wachtell, Lipton, Rosen & Katz is legal counsel to XPO in connection with the Tender Offer.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a leading provider of freight transportation services, primarily less-than-truckload (LTL) and truck brokerage. XPO uses its proprietary technology to move goods efficiently through supply chains. The company’s global network serves 50,000 shippers with approximately 749 locations and 43,000 employees, and is headquartered in Greenwich, Conn., USA.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; the impact of potential sales of common stock by our chairman; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contacts

Joe Checkler

+1-203-423-2098

joseph.checkler@xpo.com

Karina Frayter

+1-203-484-8303

karina.frayter@xpo.com

Source: XPO Logistics, Inc.